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                                 FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934




Date of Report                     APRIL 22, 1997




                    WOLVERINE WORLD WIDE, INC.
          (Exact name of registrant as specified in its charter)




     DELAWARE                 1-6024                38-1185150
(State or other      (Commission File Number)     (IRS Employer
jurisdiction of                                   Identification
incorporation)                                       Number)




     9341 COURTLAND DRIVE, ROCKFORD, MICHIGAN                       49531
(Address of principal executive offices)                         (Zip Code)




Registrant's telephone number, including area code     (616) 866-5500









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Item 5.   OTHER EVENTS.

          On April 16, 1997, the Board of Directors of Wolverine World Wide, Inc. (the "Company") declared a dividend of one and one-half (1.5) Rights for each outstanding share of the Company's common stock (the "Common Stock"), outstanding on May 8, 1997. After the payment of the Company's previously announced 3 for 2 stock split on or about May 23, 1997, one Right will be associated with each outstanding share of Common Stock. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share (a "Unit") of Series B Junior Participating Preferred Stock, $1.00 par value per share (the "Preferred Stock"), at a price of $120 per Unit (the "Purchase Price"), subject to adjustment.

          The Rights will trade with the Common Stock and are not exercisable until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (such person being referred to as an "Acquiring Person" and the date upon which such person becomes an Acquiring Person being referred to as the "Stock Acquisition Date"), (ii) 10 business days following the commencement or announcement of an intention to commence a tender or exchange offer, the consummation of which would result in beneficial ownership by a person of 15% or more of the outstanding shares of Common Stock, or (iii) 10 business days after the Company's Board of Directors determines, pursuant to certain criteria set forth in the Rights Agreement, that a person beneficially owning 10% or more of the outstanding shares of Common Stock is an "Adverse Person" (the earlier of such dates being called the "Distribution Date").

          In the event that, any time following the Stock Acquisition Date, the Company were acquired in a merger or other business combination transaction or in the event 50% or more of its assets or earning power were sold, proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. Alternatively, in the event that, any time following the Distribution Date, the Company were the surviving corporation in a merger with an Acquiring Person and its Common Stock was not changed or exchanged, or an Acquiring Person were to engage in certain specified self-dealing transactions with the Company, or an Acquiring Person becomes the beneficial owner of more than 15% of the then outstanding shares of Common Stock, or a person had been or was designated as an Adverse Person by the Company's Board of Directors in accordance with the criteria set forth in the Rights Agreement, proper provision shall be made so that each holder of a Right, other than the Acquiring Person, Adverse Person and certain related parties (whose Rights will thereafter be void), will thereafter have the right to receive upon

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exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of such Right.

          At any time prior to the designation of a person as an Adverse Person under the Rights Plan or the close of business on the fifteenth day after the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right. Further information on the Rights is contained in a Summary of Rights to Purchase Preferred Stock and in a Rights Agreement, dated April 17, 1997, between the Company and Harris Trust and Savings Bank, as Rights Agent, copies of which are filed as exhibits hereto and are incorporated herein by reference.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.

     (c)  Exhibits:

           4. Rights Agreement dated as of April 17, 1997, between Wolverine World Wide, Inc. and Harris Trust and Savings Bank, as Rights Agent.

          20.  Summary of Rights to Purchase Preferred Stock.*


                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   WOLVERINE WORLD WIDE, INC.
                                          (Registrant)


                                   By  /s/Blake W. Krueger
                                       Blake W. Krueger
                                       Executive Vice President, General
                                         Counsel and Secretary

Dated:    April 22, 1997


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    *These documents were filed as exhibits to a Registration Statement on Form
8-A contemporaneously with this 8-K report and are incorporated herein by reference.

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                          EXHIBIT INDEX


EXHIBIT                            DOCUMENT

   4 Rights Agreement dated as of April 17, 1997 between Wolverine World Wide, Inc. and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 99(a) to the Registration Statement on Form 8-A filed by the Company in connection herewith on April 22, 1997).

   20         Summary of Rights to Purchase Preferred Stock.
              (Exhibit C to the Rights Agreement) (incorporated by reference to Exhibit 99(a) to the Registration
              Statement on Form 8-A filed by the Company in connection herewith on April 22, 1997).
































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